Exhibit (99)(c)

WACHOVIA SECOND QUARTER 2008

QUARTERLY EARNINGS REPORT

JULY 22, 2008

TABLE OF CONTENTS

Earnings Summary	1
Other Financial Measures	3
Fee and Other Income	4
Noninterest Expense	6
Balance Sheet	7
Asset Quality	10
Summary Operating Results	15
General Bank	18
Wealth Management	21
Corporate and Investment Bank	22
Capital Management	27
Parent	30
Merger-Related And Restructuring Expenses	31
Explanation of Our Use of Certain Non-GAAP Financial Measures	32
Reconciliation Of Certain Non-GAAP Financial Measures	33
Cautionary Statement	37

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED MARCH 31, 2008, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S FIRST QUARTER REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH FIRST QUARTER 2008 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 32-36 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 2Q08 Quarterly Earnings Report

Earnings Summary

Earnings Reconciliation

	2008				2007						2Q08 EPS
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	vs 1Q08	vs 2Q07
Net income (loss) available to common stockholders (GAAP)	$(8,855)	(4.20)	(707)	(0.36)	51	0.03	1,618	0.85	2,341	1.22	—%	—
Discontinued operations, net of income taxes	—	—	—	—	142	0.07	88	0.05	—	—	—	—
Net goodwill impairment	6,056	2.87	—	—	—	—	—	—	—	—	—	—
Net merger-related and restructuring expenses	128	0.06	123	(0.06)	108	0.05	22	—	20	0.01	—	—

Earnings excluding goodwill impairment, merger-related and restructuring expenses, and discontinued operations	$(2,671)	(1.27)	(584)	(0.30)	301	0.15	1,728	0.90	2,361	1.23	—	—

Earnings Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net interest income (Tax-equivalent)	$4,344	4,805	4,674	4,584	4,487	(10)%	(3)
Fee and other income	3,165	2,777	2,744	2,933	4,240	14	(25)

Total revenue (Tax-equivalent)	7,509	7,582	7,418	7,517	8,727	(1)	(14)
Provision for credit losses	5,567	2,831	1,497	408	179	97	—
Other noninterest expense	5,876	5,097	5,488	4,397	4,755	15	24
Merger-related and restructuring expenses	251	241	187	36	32	4	—
Goodwill impairment	6,060	—	—	—	—	—	—
Other intangible amortization	97	103	111	92	103	(6)	(6)

Total noninterest expense	12,284	5,441	5,786	4,525	4,890	—	—
Minority interest in income of consolidated subsidiaries	97	155	107	189	139	(37)	(30)

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(10,439)	(845)	28	2,395	3,519	—	—
Income taxes (benefits) (Tax-equivalent)	(1,777)	(181)	(165)	689	1,178	—	—

Income (loss) from continuing operations	(8,662)	(664)	193	1,706	2,341	—	—
Discontinued operations, net of income taxes	—	—	(142)	(88)	—	—	—

Dividends on preferred stock	193	43	—	—	—	—	—
Net income (loss) available to common stockholders	$(8,855)	(707)	51	1,618	2,341	—%	—

Net interest margin	2.58%	2.92	2.88	2.92	2.96	—%	—
Effective tax rate (Tax-equivalent) (a) (b)	17.03	21.38	127.17	28.38	33.51	—	—
Tier 1 capital ratio (c)	8.0	7.4	7.4	7.1	7.5	—	—
Tangible capital ratio (excluding FAS 115/133/158)	5.1	4.6	4.5	4.6	4.8	—	—
Leverage ratio (c)	6.6%	6.2	6.1	6.1	6.2	—	—
Average diluted common shares (In millions)	2,119	1,977	1,983	1,910	1,919	7%	10

(a)	4Q07 and 3Q07 include taxes on discontinued operations.
(b)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(c)	The second quarter of 2008 is based on estimates.

2Q08 vs. 1Q08

•	Net loss of $8.7 billion; net loss of $8.9 billion after preferred dividends, down $8.0 billion and down $11.0 billion from 2Q07; net loss per share of $4.20 down $3.84

—	Loss of $2.7 billion, or $1.27 per share, excluding goodwill impairment and merger-related and restructuring expenses

—

Results reflect a $6.1 billion goodwill impairment charge, $4.2 billion loan loss reserve build including $3.3 billion for the Pick-a-Pay portfolio, $975 million SILO lease charge, $936 million in market disruption-related losses, $590 million in legal reserves and $391 million of losses related to planned discretionary security sales

•

Revenues of $7.5 billion down $73 million from 1Q08 which included $481 million of gains relating to adoption of FAS 157/159 and a $225 million Visa IPO gain; down $1.2 billion from 2Q07 despite the addition of A.G. Edwards (AGE)

—

Net interest income declined $461 million, or 10%, as the benefits of our liability sensitive rate position, strong earning asset growth, 2Q08 equity issuance, improving loan spreads and low-cost core deposit growth were more than offset by the $975 million SILO lease charge, higher wholesale funding costs and increases in nonaccrual loans; net interest income up $514 million, or 11% excluding the effect of the SILO charge

Page - 1

Wachovia 2Q08 Quarterly Earnings Report

•

Net interest margin decreased 34 bps to 2.58% as the benefit of our liability sensitive rate position, equity issuances and improving loan and deposit spreads was more than offset by the SILO charge, higher wholesale funding costs, including the effects of increased liquidity, and rising nonaccrual loans; net interest margin up 23 bps to 3.15% excluding the effect of the SILO charge

—

Fee income increased $388 million on a $1.4 billion decline in market disruption-related losses as well as growth in service charges, other banking fees and advisory and underwriting, partially offset by a decline of $481 million relating to the 1Q08 FAS 157/159 adoption, $391 million of losses relating to planned discretionary securities sales, a $225 million decline relating to the 1Q08 gain associated with the Visa IPO as well as weaker fiduciary and asset management fees

•

Other noninterest expense increased $779 million, or 15%, largely reflecting a $590 million increase in legal reserves as well as higher revenue-based incentives, non-merger severance costs and merit increases in salaries and benefits expense despite a $109 million reduction in retirement-eligible employee stock compensation expense

•	Average loans up $10.8 billion, or 2%, on growth of 4% in commercial and 1% in consumer; up 13% from 2Q07

—	Strength in middle market and business banking, foreign and commercial real estate including the $1.1 billion average net effect of transfers from held-for-sale

—	Consumer growth driven by auto and student

•	Average core deposits decreased 1%; up 3% from 2Q07

—

Strong momentum in low-cost core reflecting retail brokerage growth from AGE as well as strong sales in DDAs and savings, partially offset by declines in CDs driven by repositioning of the portfolio following the final 1Q08 Golden West system conversion

•	Provision expense of $5.6 billion increased $2.7 billion largely reflecting increased risk in the consumer real estate, commercial and auto portfolios as well as higher charge-offs

—	Net charge-offs of $1.3 billion, or 110 bps of loans, reflecting higher losses in consumer real estate, commercial and auto

•	Tier 1 capital ratio of 8.0%

•	Average diluted shares of 2,119 million up 142 million reflecting the addition of 168 million common shares issued in April partially offset by the net effect of employee stock option activity

Page - 2

Wachovia 2Q08 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2008		2007			1Q08 vs 4Q07	1Q08 vs 1Q07
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings excluding goodwill impairment, merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income (loss)	$(2,671)	(584)	301	1,728	2,361	—%	—
Return on average assets	(1.25)%	(0.28)	0.16	0.94	1.34	—	—
Return on average common stockholders’ equity	(14.56)	(3.14)	1.62	9.81	13.66	—	—
Overhead efficiency ratio (Tax-equivalent)	79.55	68.58	75.48	59.73	55.65	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	80.33%	65.48	74.54	56.82	52.04	—	—
Operating leverage (Tax-equivalent)	$(847)	563	(1,208)	(843)	210	—%	—

Earnings excluding goodwill impairment, merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income (loss)	$(2,605)	(520)	366	1,787	2,427	—%	—
Dividend payout ratio on common shares	(30.49)%	(246.15)	355.56	68.09	44.09	—	—
Return on average tangible assets	(1.29)	(0.26)	0.20	1.03	1.47	—	—
Return on average tangible common stockholders’ equity	(36.42)	(7.07)	5.05	23.88	33.57	—	—
Overhead efficiency ratio (Tax-equivalent)	78.26	67.22	73.97	58.51	54.47	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	78.55%	63.59	72.43	55.32	50.61	—	—
Operating leverage (Tax-equivalent)	$(853)	554	(1,187)	(855)	197	—%	—

Other financial data
Net interest margin	2.58%	2.92	2.88	2.92	2.96	—	—
Fee and other income as % of total revenue	42.15	36.62	36.99	39.02	48.58	—	—
Effective tax rate (c)	17.46	26.02	122.05	27.33	32.78	—	—
Effective tax rate (Tax-equivalent) (c)	17.03%	21.38	127.17	28.38	33.51	—	—

Asset quality
Allowance for loan losses as % of loans, net	2.20%	1.37	0.98	0.78	0.79	—	—
Allowance for loan losses as % of nonperforming assets	90	78	84	115	157	—	—
Allowance for credit losses as % of loans, net	2.24	1.41	1.02	0.82	0.83	—	—
Net charge-offs as % of average loans, net	1.10	0.66	0.41	0.19	0.14	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	2.41%	1.70	1.14	0.66	0.49	—	—

Capital adequacy
Tier 1 capital ratio (d)	8.0%	7.4	7.4	7.1	7.5	—	—
Tangible capital ratio (including FAS 115/133/158)	4.7	4.3	4.3	4.2	4.3	—	—
Tangible capital ratio (excluding FAS 115/133/158)	5.1	4.6	4.5	4.6	4.8	—	—
Leverage ratio (d)	6.6%	6.2	6.1	6.1	6.2	—	—

Other
Average basic common shares (In millions)	2,111	1,963	1,959	1,885	1,891	8%	12
Average diluted common shares (In millions)	2,119	1,977	1,983	1,910	1,919	7%	10
Actual common shares (In millions) (e)	2,159	1,992	1,980	1,901	1,903	8	13
Dividends paid per common share	$0.38	0.64	0.64	0.64	0.56	(41)	(33)
Book value per common share (e)	30.37	36.24	37.66	36.90	36.40	(16)	(17)
Common stock price	15.53	27.00	38.03	50.15	51.25	(42)	(70)
Market capitalization (e)	$33,527	53,782	75,302	95,326	97,530	(38)	(66)
Common stock price to book value (e)	51%	75	101	136	141	(32)	(64)
FTE employees	119,952	120,378	121,890	109,724	110,493	—	9
Total financial centers/brokerage offices	4,820	4,850	4,894	4,167	4,135	(1)	17
ATMs	5,277	5,308	5,139	5,123	5,099	(1)%	3

(a)	See tables on page 1, and on pages 33 through 36 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 1 for the most directly comparable GAAP financial measure and pages 33 through 36 for reconciliation to earnings prepared in accordance with GAAP.
(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(d)	The second quarter of 2008 is based on estimates.
(e)	Includes restricted stock for which the holder receives dividends and has full voting rights.

Page - 3

Wachovia 2Q08 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Service charges	$709	676	716	689	667	5%	6
Other banking fees	518	498	497	471	449	4	15
Commissions	910	914	970	600	649	—	40
Fiduciary and asset management fees	1,355	1,439	1,436	1,029	1,015	(6)	33
Advisory, underwriting and other investment banking fees	280	261	249	393	454	7	(38)
Trading account profits (losses)	(510)	(308)	(524)	(301)	195	66	—
Principal investing	136	446	41	372	298	(70)	(54)
Securities gains (losses)	(808)	(205)	(320)	(34)	23	—	—
Other income	575	(944)	(321)	(286)	490	—	17

Total fee and other income	$3,165	2,777	2,744	2,933	4,240	14%	(25)

KEY POINTS

•	Fee and other income of $3.2 billion increased $388 million, or 14%, from 1Q08 and decreased $1.1 billion, or 25%, from 2Q07

—	2Q08 fees grew $388 million on a $1.4 billion decline in market disruption-related losses as well as strength in service charges, other banking fees, and advisory and underwriting, partially offset by securities losses on planned discretionary securities sales, weaker fiduciary and asset management fees and 1Q08 gains related to the adoption of FAS 157/159 and the Visa IPO

•	Fees increased $1.5 billion excluding the $481 million FAS 157/159 adoption effect, $391 million of losses relating to planned discretionary securities sales and $225 million Visa IPO gain

—	Results declined from 2Q07 as higher fiduciary and asset management fees and commissions, reflecting merger activity, and growth in interchange fees and service charges were more than offset by market disruption-related losses, lower advisory and underwriting fees and reduced principal investing gains

•

Service charges increased 5% on 4% growth in consumer from seasonally low 1Q08 levels despite the negative effect of the economic stimulus package and 6% growth in commercial driven by strong treasury services sales; up 6% from 2Q07 driven by a 12% increase in commercial and 3% increase in consumer

•

Other banking fees rose 4% on higher interchange fees, including the effect of the stimulus package and modest seasonality, somewhat offset by a decline in mortgage banking; increased 15% from 2Q07 largely on mortgage banking reflecting higher marketable origination volumes and loan administration income as well as growth in interchange fees

•	Commissions were relatively flat on stable retail brokerage transaction revenue and insurance commissions

•

Fiduciary and asset management fees declined 6% as continued positive inflows in retail brokerage managed account assets were more than offset by the effect of lower asset valuations; results increased $340 million, or 33%, from 2Q07 on the addition of AGE and strength in retail brokerage managed account fees

•

Advisory, underwriting and other investment banking fees increased 7% from 1Q08 on strength in high grade, leveraged finance and structured products, partially offset by a decline in advisory revenue; results decreased 38% from strong 2Q07 levels driven by the market disruption

•	Trading account losses of $510 million increased $202 million and included market disruption-related losses of $835 million

—	Results included $372 million in market disruption-related valuation losses relating to the ineffectiveness of economic hedges that have been largely unwound and $89 million of securities impairments relating to the liquidation of an Evergreen fund

•	Principal investing results of $136 million decreased $310 million from 1Q08, which reflected the $466 million benefit from the adoption of FAS 157; down $162 million from 2Q07

•

Securities losses were $808 million in 2Q08 compared to losses of $205 million in 1Q08 driven by $415 million of market disruption-related losses as well as $391 million of losses relating to planned discretionary securities sales

—	1Q08 included the $225 million benefit from the Visa IPO gain

Page - 4

Wachovia 2Q08 Quarterly Earnings Report

Other Income

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Consumer loan-related sale/ securitization activity	$20	13	(115)	4	45	54%	(56)
Commercial mortgage-related sale/ securitization activity	(90)	(246)	(365)	(381)	142	(63)	—
Other income	645	(711)	159	91	303	—	—

Total other income (loss)	$575	(944)	(321)	(286)	490	—%	17

•	Other income results include:

—	Market disruption-related gains of $438 million from the resolution of certain leveraged finance exposures vs. losses of $792 million in 1Q08

—	$325 million increase relating to certain corporate investments largely reflecting the 1Q08 valuation loss on assets related to our bank-owned life insurance (BOLI) portfolio of $314 million, and a $70 million decrease in affordable housing investments

—	$156 million improvement in commercial mortgage-related sales/securitization activity largely reflecting a $147 million reduction in market disruption-related losses

—	$7 million increase in consumer loan sales/securitization activity driven by $38 million lower market disruption-related losses, partially offset by lower securitization activity

Market Disruption-Related Losses, Net

	2008					2007
	Second Quarter				First Quarter	2nd Half	Cumulative
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Total	Total	Total

Corporate and Investment Bank
ABS CDO and other subprime-related	$(106)	(132)	0	(238)	(339)	(1,048)	(1,625)
Commercial mortgage (CMBS)	(116)	(2)	(91)	(209)	(521)	(1,088)	(1,818)
Consumer mortgage	(42)	0	(26)	(68)	(251)	(205)	(524)
Leveraged finance	(336)	0	438	102	(309)	(179)	(386)
Other	(141)	(11)	0	(152)	(144)	(50)	(346)

Total	(741)	(145)	321	(565)	(1,564)	(2,570)	(4,699)
Capital Management
Impairment losses	(94)	(24)	0	(118)	0	(57)	(175)
Parent
Impairment losses/other	0	(246)	(7)	(253)	(723)	(94)	(1,070)

Total, net	(835)	(415)	314	(936)	(2,287)	(2,721)	(5,944)
Discontinued operations (BluePoint)	$0	0	0	0	0	(330)	(330)

Page - 5

Wachovia 2Q08 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Salaries and employee benefits	$3,435	3,260	3,468	2,628	3,122	5%	10
Occupancy	377	379	375	325	331	(1)	14
Equipment	317	323	334	283	309	(2)	3
Marketing	95	97	80	74	78	(2)	22
Communications and supplies	184	186	191	176	178	(1)	3
Professional and consulting fees	218	196	271	194	205	11	6
Sundry expense	1,250	656	769	717	532	91	—

Other noninterest expense	5,876	5,097	5,488	4,397	4,755	15	24
Merger-related and restructuring expenses	251	241	187	36	32	4	—
Goodwill impairment	6,060	—	—	—	—	—	—
Other intangible amortization	97	103	111	92	103	(6)	(6)

Total noninterest expense	$12,284	5,441	5,786	4,525	4,890	—%	—

•	Other noninterest expense increased $779 million driven by higher legal reserves, revenue-based incentives, annual merit increases, non-merger severance expense and professional and consulting fees

—	2Q08 results included $44 million of non-merger severance costs and $40 million associated with growth initiatives including de novo/branch consolidations and Western expansion and a $21 million increase due to annual merit increases

—	Increased 3% excluding higher legal reserves and the increase in non-merger severance expense

•

Salaries and employee benefits expense increased $175 million driven by higher revenue-based incentives, annual merit increases and non-merger severance expenses, partially offset by a $109 million reduction in retirement-eligible employee stock compensation expense and reduced benefits expense; up 10% from 2Q07 largely due to merger activity

•	Professional and consulting fees rose $22 million reflecting higher data processing, legal and management consulting, and professional expense

•	Sundry expense increased $594 million driven by $590 million in legal reserves relating to several previously disclosed matters

Page - 6

Wachovia 2Q08 Quarterly Earnings Report

Balance Sheet

Average Balance Sheet Data

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets
Trading assets	$43,575	44,655	37,694	38,737	35,165	(2)%	24
Securities	116,504	110,401	115,436	111,424	108,433	6	7
Commercial loans, net
General Bank	71,979	69,515	67,252	65,841	64,449	4	12
Corporate and Investment Bank	104,137	99,438	91,382	82,901	76,672	5	36
Other	30,088	29,625	29,530	25,930	24,391	2	23

Total commercial loans, net	206,204	198,578	188,164	174,672	165,512	4	25
Consumer loans, net	270,530	267,358	261,641	255,129	255,745	1	6

Total loans, net	476,734	465,936	449,805	429,801	421,257	2	13

Loans held for sale	9,141	11,592	18,998	20,209	17,644	(21)	(48)
Other earning assets (a)	29,135	26,449	28,207	28,602	23,479	10	24

Total earning assets	675,089	659,033	650,140	628,773	605,978	2	11
Cash	11,472	11,645	12,028	11,134	11,533	(1)	(1)
Other assets	109,876	112,915	101,319	89,097	87,262	(3)	26

Total assets	$796,437	783,593	763,487	729,004	704,773	2%	13

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$332,688	338,181	332,148	320,729	316,223	(2)%	5
Foreign and other time deposits	44,878	48,840	47,523	37,098	29,922	(8)	50

Total interest-bearing deposits	377,566	387,021	379,671	357,827	346,145	(2)	9
Short-term borrowings	64,005	58,538	60,755	65,346	58,020	9	10
Long-term debt	177,473	165,540	158,704	151,226	143,504	7	24

Total interest-bearing liabilities	619,044	611,099	599,130	574,399	547,669	1	13
Noninterest-bearing deposits	57,982	56,332	57,895	58,280	62,273	3	(7)
Other liabilities	37,671	37,415	32,476	26,468	25,514	1	48

Total liabilities	714,697	704,846	689,501	659,147	635,456	1	12
Stockholders’ equity	81,740	78,747	73,986	69,857	69,317	4	18

Total liabilities and stockholders’ equity	$796,437	783,593	763,487	729,004	704,773	2%	13

(a) Includes interest-bearing bank balances, federal funds sold, securities purchased under resale agreements and margin loans.

Memoranda
Low-cost core deposits	$277,091	270,858	262,982	256,535	257,812	2%	7
Other core deposits	113,579	123,655	127,061	122,474	120,684	(8)	(6)

Total core deposits	$390,670	394,513	390,043	379,009	378,496	(1)%	3

KEY POINTS

•	Trading assets decreased $1.1 billion, or 2%, largely reflecting sales and the effect of market disruption related losses; average VAR of $66 million essentially flat with 1Q08

•

Securities increased $6.1 billion, or 6%, largely reflecting the $3.9 billion average effect of consumer real estate securitizations from the loan portfolio and held for sale as well as purchases; the average duration of the securities portfolio increased to 4.1 years from 3.5 years in 1Q08

•	Commercial loans increased $7.6 billion, or 4%, on strength in middle market and business banking, structured credit products and large corporate

—	Results reflect the average net effect of transfers from held for sale of $633 million in foreign and commercial real estate and $433 million in commercial loans somewhat offset by the $421 million average effect of the SILO lease charge

—	Period-end commercial loans grew $4.9 billion to $216.6 billion; up $5.9 billion excluding the $975 million notional effect of the SILO lease charge

•

Consumer loans increased $3.2 billion, or 1%, reflecting growth in real estate secured, auto and student, partially offset by the $715 million average net effect of transfers to held for sale and the $2.5 billion average effect of on-balance sheet real estate securitizations; period end consumer loans rose $2.8 billion

•

Loans held for sale declined $2.5 billion on consumer and commercial real estate sales and securitizations as well as reduced loan syndication positions, partially offset by the transfer of $715 million of consumer loans from the loan portfolio driven by real estate and auto as well as origination activity driven by credit card

•	Other earning assets grew $2.7 billion, or 10%, on higher Fed Funds sold and interest bearing bank balances

Page - 7

Wachovia 2Q08 Quarterly Earnings Report

•	Total average earning assets rose $16.1 billion, or 2%, and 11% from 2Q07

•

Core deposits decreased $3.8 billion, or 1%, as strength in retail brokerage, DDAs and savings was more than offset by declines in CDs, reflecting planned portfolio repositioning, and interest checking; up 3% from 2Q07

•	Average short-term borrowings increased $5.5 billion, or 9%, from 1Q08

•	Average long-term debt increased $11.9 billion, or 7%, driven by higher FHLB borrowings and the issuance of $7.3 billion in corporate debt

Average Consumer Loans - Total Corporation

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Mortgage	$51,784	52,590	50,480	48,606	46,198	(2)%	12
Pick-a-Payment mortgage	122,164	120,963	120,235	118,602	117,673	1	4
Home equity loans	28,820	30,560	31,266	31,334	31,885	(6)	(10)
Home equity lines	28,986	27,279	25,912	24,814	26,340	6	10
Student	9,887	9,155	8,073	7,299	8,850	8	12
Auto and other vehicle	26,464	24,554	23,383	22,161	21,016	8	26
Revolving	1,793	1,714	1,670	1,647	3,067	5	(42)
Other consumer loans	632	543	622	666	716	16	(12)

Total consumer loans	$270,530	267,358	261,641	255,129	255,745	1%	6

THE FOLLOWING TABLES PROVIDE ADDITIONAL PERIOD-END DETAIL ON OUR BALANCE SHEET.

Period-End Loans Held for Sale

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core business activity
Core business activity, beginning of period	$8,406	15,094	17,646	15,696	15,030
Originations/purchases	8,069	8,144	8,160	13,007	22,671
Transfers to (from) loans held for sale, net	373	(6,801)	(1,278)	2,162	(71)
Allowance for loan losses related to loans	—	—	—	(57)	—
Lower of cost or market value adjustments (a)	(87)	(364)	(223)	(249)	(91)
Market value adjustments for fair value option loans	(47)	42	—	—	—
Performing loans sold or securitized	(8,796)	(7,355)	(8,992)	(11,606)	(20,910)
Other, principally payments	(94)	(354)	(219)	(1,307)	(933)

Core business activity, end of period	7,824	8,406	15,094	17,646	15,696

Portfolio management activity
Portfolio management activity, beginning of period	3,023	1,678	3,785	2,037	2
Originations/purchases	—	83	—	—	—
Transfers to (from) loans held for sale, net (b)	(19)	2,317	137	1,831	2,046
Lower of cost or market value adjustments (a)	26	(31)	(30)	(6)	(10)
Performing loans sold	(2,373)	(990)	(2,078)	—	—
Other, principally payments	(51)	(34)	(136)	(77)	(1)

Portfolio management activity, end of period	606	3,023	1,678	3,785	2,037

Total loans held for sale (c)	$8,430	11,429	16,772	21,431	17,733

(a)

Lower of cost or market value adjustments exclude amounts related to unfunded commitments. Market disruption-related recoveries on unfunded commitments amounted to $438 million in the second quarter of 2008. Market disruption-related write-downs on unfunded commitments amounted to $729 million, $78 million and $311 million in the first quarter of 2008 and in the fourth and third quarters of 2007, respectively.

(b)

Includes $1.8 billion in third quarter 2007 in connection with the consolidation of a structured lending vehicle; first quarter of 2008 and fourth quarter of 2007 include funding of the structured lending vehicle’s commitments amounting to $54 million and $159 million, respectively.

(c)

Nonperforming assets included in loans held for sale at June 30 and March 31, 2008 and at December 31, September 30 and June 30, 2007, were $63 million, $5 million, $62 million, $59 million and $42 million, respectively.

•	Period-end loans held for sale of $8.4 billion decreased $3.0 billion, or 26%

—	Loans held for sale related to core business activity decreased $582 million primarily due to a $527 million reduction in loan syndication positions and a net $356 million in sales driven by commercial real estate; consumer activity included a net $373 million transfer of loans into held for sale driven by real estate as well as a net $137 million in origination activity driven by credit card

—	In 2Q08, we originated $6.7 billion of consumer mortgages and delivered $6.8 billion to agencies/privates

—	Loans held for sale related to portfolio management activity decreased $2.4 billion primarily reflecting $2.2 billion in consumer real estate securitizations and $212 million in commercial real estate sales

Page - 8

Wachovia 2Q08 Quarterly Earnings Report

Period-End Managed Portfolio

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Commercial
On-balance sheet loan portfolio	$228,221	221,413	208,351	199,387	185,336	3%	23
Securitized loans - off-balance sheet	105	120	131	142	170	(13)	(38)
Loans held for sale	2,224	3,342	9,414	13,905	11,573	(33)	(81)

Total commercial	230,550	224,875	217,896	213,434	197,079	3	17

Consumer
On-balance sheet loan portfolio	269,726	266,958	261,503	257,860	252,067	1	7
Securitized loans - off-balance sheet	10,688	11,585	12,304	13,053	14,122	(8)	(24)
Securitized loans included in securities	14,998	11,774	10,854	6,070	6,259	27	—
Loans held for sale	6,206	8,087	7,358	7,526	6,160	(23)	1

Total consumer	301,618	298,404	292,019	284,509	278,608	1	8

Total managed portfolio	$532,168	523,279	509,915	497,943	475,687	2%	12

•	The third-party consumer mortgage servicing portfolio totaled $43.9 billion at June 30, 2008, and the total consumer mortgage servicing portfolio was $201.1 billion

Period-End Balance Sheet Data

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Commercial loans, net	$216,620	211,700	198,566	189,545	175,369	2%	24
Consumer loans, net	271,578	268,782	263,388	259,661	253,751	1	7

Loans, net	488,198	480,482	461,954	449,206	429,120	2	14

Goodwill and other intangible assets
Goodwill	36,993	43,068	43,122	38,848	38,766	(14)	(5)
Deposit base	531	573	619	670	727	(7)	(27)
Customer relationships	1,321	1,375	1,410	620	651	(4)	—
Tradename	90	90	90	90	90	—	—
Total assets	812,433	808,575	782,896	754,168	715,428	—	14
Core deposits	400,387	398,562	397,405	377,865	378,188	—	6
Total deposits	447,790	444,964	449,129	421,937	410,030	1	9
Long-term debt	184,401	175,653	161,007	158,584	142,047	5	30
Stockholders’ equity	$75,379	77,992	76,872	70,140	69,266	(3)%	9

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(4,012)	(2,340)	(1,290)	(1,994)	(2,768)
Risk management derivative financial instruments, net	682	1,831	635	(443)	(1,280)

Unrealized losses, net (Before income taxes)	$(3,330)	(509)	(655)	(2,437)	(4,048)

Page - 9

Wachovia 2Q08 Quarterly Earnings Report

Asset Quality

Asset Quality

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Nonperforming assets
Nonaccrual loans	$11,049	7,788	4,995	2,715	1,945	42%	—
Restructured loans (a)	248	48	—	—	—	—	—
Foreclosed properties	631	530	389	334	207	19	—

Total nonperforming assets	$11,928	8,366	5,384	3,049	2,152	43%	—

as % of loans, net and foreclosed properties	2.44%	1.74	1.16	0.68	0.50	—	—

Nonperforming assets in loans held for sale	$63	5	62	59	42	—%	50

Total nonperforming assets in loans and in loans held for sale	$11,991	8,371	5,446	3,108	2,194	43%	—

as % of loans, net, foreclosed properties and loans held for sale	2.41%	1.70	1.14	0.66	0.49	—	—

Provision for credit losses	$5,567	2,831	1,497	408	179	97	—
Allowance for credit losses	$10,956	6,767	4,717	3,691	3,552	62%	—

Allowance for loan losses
as % of loans, net	2.20%	1.37	0.98	0.78	0.79	—	—
as % of nonaccrual and restructured loans (b)	95	84	90	129	174	—	—
as % of nonperforming assets (b)	90	78	84	115	157	—	—
Allowance for credit losses
as % of loans, net	2.24%	1.41	1.02	0.82	0.83	—	—

Net charge-offs	$1,309	765	461	206	150	71%	—
Commercial, as % of average commercial loans	0.88%	0.48	0.34	0.08	0.07	—	—
Consumer, as % of average consumer loans	1.26	0.79	0.46	0.27	0.19	—	—
Total, as % of average loans, net	1.10%	0.66	0.41	0.19	0.14	—	—

Past due accruing loans, 90 days and over	$1,181	866	708	590	562	36%	—
Commercial, as a % of loans, net	0.14%	0.05	0.05	0.04	0.03	—	—
Consumer, as a % of loans, net	0.32%	0.28	0.23	0.20	0.20	—	—

(a)	Troubled debt restructurings were not significant prior to the first quarter of 2008.
(b)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•

Total NPAs of $11.9 billion rose $3.6 billion driven by increases of $2.8 billion in consumer real estate, $453 million in commercial real estate and $321 million in commercial, financial and agricultural; up 70 bps to 2.44% of loans

—	Consumer real estate nonaccrual loan growth reflects continued deterioration in the housing market, particularly in California and Florida, and included $2.4 billion from the Pick-a-Pay mortgage portfolio

—	Commercial real estate nonaccrual loans increased $453 million driven largely by increases in residential-related real estate in the Real Estate Financial Services (REFS) portfolio

—	Commercial, financial and agricultural nonaccrual loan growth of $321 million was driven by two large credit relationships

•	Provision expense of $5.6 billion largely reflects the effects of additional significant deterioration in the housing market and our expectation for continued deterioration

—	Results included $4.2 billion of reserve build largely reflecting higher expected losses for the consumer real estate portfolio including $3.3 billion associated with the Pick-a-Pay mortgage portfolio as well as increasing risk in commercial

—	Net charge-offs of $1.3 billion, or 110 bps of average loans, increased $544 million driven by higher consumer real estate, commercial real estate and commercial losses

—	$51 million of provision related to loan sales or transfers to held for sale

•	Allowance for credit losses of $11.0 billion, or 2.24% of net loans

—	Allowance for loan losses covers annualized 2Q08 net charge-offs 2.05 times

—	Allowance increase reflects higher expected losses, particularly in consumer real estate

Page - 10

Wachovia 2Q08 Quarterly Earnings Report

Charge-Offs

Charge-offs

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Loan losses:
Commercial, financial and agricultural	$(254)	(171)	(67)	(41)	(39)	49%	—
Commercial real estate - construction and mortgage	(216)	(81)	(117)	(5)	(4)	—	—

Total commercial	(470)	(252)	(184)	(46)	(43)	87	—
Real estate secured	(700)	(351)	(156)	(59)	(40)	99	—
Student loans	(3)	(3)	(4)	(5)	(2)	—	50
Installment and other loans (a)	(230)	(242)	(225)	(168)	(138)	(5)	67

Total consumer	(933)	(596)	(385)	(232)	(180)	57	—

Total loan losses	(1,403)	(848)	(569)	(278)	(223)	65	—
Loan recoveries:
Commercial, financial and agricultural	15	14	22	9	15	7	—
Commercial real estate - construction and mortgage	—	1	—	3	—	—	—

Total commercial	15	15	22	12	15	—	—
Real estate secured	18	10	9	12	11	80	64
Student loans	1	1	2	3	—	—	—
Installment and other loans (a)	60	57	75	45	47	5	28

Total consumer	79	68	86	60	58	16	36

Total loan recoveries	94	83	108	72	73	13	29

Net charge-offs:
Commercial, financial and agricultural	(239)	(157)	(45)	(32)	(24)	52	—
Commercial real estate - construction and mortgage	(216)	(80)	(117)	(2)	(4)	—	—

Total commercial	(455)	(237)	(162)	(34)	(28)	92	—
Real estate secured	(682)	(341)	(147)	(47)	(29)	—	—
Student loans	(2)	(2)	(2)	(2)	(2)	—	—
Installment and other loans (a)	(170)	(185)	(150)	(123)	(91)	(8)	87

Total consumer	(854)	(528)	(299)	(172)	(122)	62	—

Net charge-offs	$(1,309)	(765)	(461)	(206)	(150)	71%	—
Net charge-offs as a % of average loans, net (b)
Commercial, financial and agricultural	0.60%	0.41	0.12	0.10	0.07	—	—
Commercial real estate - construction and mortgage	1.89	0.73	1.12	0.02	0.04	—	—

Total commercial	0.88	0.48	0.34	0.08	0.07	—	—
Real estate secured	1.18	0.59	0.26	0.08	0.05	—	—
Student loans	0.07	0.08	0.10	0.14	0.07	—	—
Installment and other loans (a)	2.36	2.76	2.35	1.99	1.47	—	—

Total consumer	1.26	0.79	0.46	0.27	0.19	—	—

Total, as % of average loans, net	1.10%	0.66	0.41	0.19	0.14	—	—

Consumer real estate secured net charge-offs:
First lien	$(592)	(291)	(122)	(32)	(17)	—%	—
Second lien	(90)	(50)	(25)	(15)	(12)	80	—

Total consumer real estate secured net charge-offs	$(682)	(341)	(147)	(47)	(29)	—%	—

(a)	Principally auto loans.
(b)	Annualized.

•

Net charge-offs in the loan portfolio of $1.3 billion increased $544 million, or 71%, driven by higher loan losses in consumer real estate, commercial and commercial real estate; annualized net charge-offs up 44 basis points to 1.10% of average loans

—	Commercial net charge-offs of $455 million increased $218 million, or 40 bps, to 0.88% of loans

•

Commercial, financial and agricultural net charge-offs of $239 million, or 0.60% of loans, increased $82 million driven by four large credit relationships as well as a $23 million loss associated with a loan that financed the 1Q08 sale of $255 million of residential subprime mortgage assets

•	Commercial real estate net charge-offs of $216 million, or 1.89% of loans, increased $136 million on higher residential-related losses

—	Consumer net charge-offs of $854 million increased $326 million, or 47 bps to 1.26%, driven by a $341 million increase in consumer real estate net charge-offs

•

2Q08 results include $682 million in consumer real estate losses, including $508 million in the Pick-a-Pay portfolio, $130 million in home equity, $32 million in traditional mortgage and $12 million associated with non-branch originated CIB Alt-A loans

•	Installment and other loan net charge-offs of $170 million declined $15 million driven by a $17 million reduction in auto

Page - 11

Wachovia 2Q08 Quarterly Earnings Report

Allowance For Credit Losses

Allowance for Credit Losses

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$6,567	4,507	3,505	3,390	3,378	46%	94
Net charge-offs	(1,309)	(765)	(461)	(206)	(150)	71	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(69)	(16)	(10)	(63)	(10)	—	—
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	51	7	6	3	4	—	—
Provision for credit losses	5,504	2,834	1,467	381	168	94	—

Allowance for loan losses, end of period	10,744	6,567	4,507	3,505	3,390	64	—

Reserve for unfunded lending commitments, beginning of period	200	210	186	162	155	(5)	29
Provision for credit losses	12	(10)	24	24	7	—	71

Reserve for unfunded lending commitments, end of period	212	200	210	186	162	6	31

Allowance for credit losses	$10,956	6,767	4,717	3,691	3,552	62%	—

Allowance for loan losses
as % of loans, net	2.20%	1.37	0.98	0.78	0.79	—	—
as % of nonaccrual and restructured loans (c)	95	84	90	129	174	—	—
as % of nonperforming assets (c)	90	78	84	115	157	—	—
Allowance for credit losses
as % of loans, net	2.24%	1.41	1.02	0.82	0.83	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

•

Allowance for credit losses increased $4.2 billion to $11.0 billion, reflecting increased risk in the consumer real estate, commercial and auto portfolios largely resulting from a stressed credit environment amid the continued downturn in the residential housing market, as well as loan growth

—	$4.0 billion of the increase related to consumer

•

$3.7 billion reflects higher expected losses in consumer real estate driven largely by continued sharp declines in home values and the forecast for continued declines, particularly in California and Florida

•	$3.3 billion associated with the Pick-a-Pay portfolio, which increased to 4.17% of loans compared to 1.55% at 1Q08

•	$349 million of the increase related to home equity

•	$58 million of the increase related to our traditional mortgage portfolio

•	$84 million of the increase related to auto, largely reflecting higher expected losses on increased frequency and severity

—	$179 million of the increase related to commercial

•	$93 million relates to higher expected losses largely from the effect of the downturn in the housing market on related commercial sectors and $86 million reflects an increase in FAS 114 reserves

—	As a percentage of loans, the allowance for loan losses of 2.20% and the allowance for credit losses of 2.24% both rose 83 bps

Page - 12

Wachovia 2Q08 Quarterly Earnings Report

Allowance for Credit Losses

	2008				2007
	Second Quarter		First Quarter		Fourth Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$2,793	1.29%	2,645	1.25%	$2,392	1.20%
Consumer	7,621	2.81	3,592	1.34	1,950	0.74
Unallocated	330	—	330	—	165	—

Total	10,744	2.20	6,567	1.37	4,507	0.98
Reserve for unfunded lending commitments
Commercial	212	—	200	—	210	—

Allowance for credit losses	$10,956	2.24%	6,767	1.41%	$4,717	1.02%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$3,005	1.39%	2,845	1.34%	$2,602	1.31%

Nonperforming Assets

Nonperforming Assets

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Nonaccrual Loans
Commercial:
Commercial, financial and agricultural	$1,229	908	602	354	318	35%	—
Commercial real estate - construction and mortgage	2,203	1,750	1,059	289	161	26	—

Total commercial	3,432	2,658	1,661	643	479	29	—

Consumer:
Real estate secured:
First lien	7,430	5,015	3,234	1,986	1,380	48	—
Second lien	147	75	58	41	44	96	—
Installment and other loans (a)	40	40	42	45	42	—	(5)

Total consumer	7,617	5,130	3,334	2,072	1,466	48	—

Total nonaccrual loans	11,049	7,788	4,995	2,715	1,945	42	—

Restructured loans	248	48	—	—	—	—	—

Foreclosed properties (b)	631	530	389	334	207	19	—

Total nonperforming assets	$11,928	8,366	5,384	3,049	2,152	43	—
As % of loans, net, and foreclosed properties (c)	2.44%	1.74	1.16	0.68	0.50	—	—

Nonperforming assets included in loans held for sale
Commercial	$56	—	—	—	—	—	—
Consumer	7	5	62	50	37	40	(81)

Total nonaccrual loans	63	5	62	50	37	—	70
Foreclosed properties	—	—	—	9	5	—	—

Total nonperforming assets included in loans held for sale	63	5	62	59	42	—	50

Nonperforming assets included in loans and in loans held for sale	$11,991	8,371	5,446	3,108	2,194	43	—
As % of loans, net, foreclosed properties and loans held for sale (d)	2.41%	1.70	1.14	0.66	0.49	—	—

Past due loans, 90 days and over, and nonaccrual loans
Accruing loans past due 90 days and over	$1,181	866	708	590	562	36	—
Nonaccrual loans	11,049	7,788	4,995	2,715	1,945	42	—

Total past due loans 90 days and over, and nonaccrual loans	$12,230	8,654	5,703	3,305	2,507	41%	—
Commercial, as a % of loans, net	1.73%	1.31	0.89	0.38	0.31	—	—
Consumer, as a % of loans, net	3.12%	2.19	1.49	1.00	0.78	—	—

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Troubled debt restructurings were not significant prior to the first quarter of 2008.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming assets included in loans held for sale.

•	Nonperforming loans of $11.0 billion increased $3.3 billion

—	Commercial nonaccruals of $3.4 billion rose $774 million

•	Commercial, financial and agricultural nonaccruals of $1.2 billion increased $321 million driven by two large credit relationships

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Wachovia 2Q08 Quarterly Earnings Report

•	Commercial real estate nonaccruals of $2.2 billion increased $453 million on growth in REFS residential-related nonaccruals

—	Consumer nonaccruals of $7.6 billion increased $2.5 billion on consumer real estate increases that included $2.3 billion of Pick-a-Pay loans

•	2Q08 results include $1.6 billion of Pick-a-Pay modified loans vs. $632 million in 1Q08

•	$67 million of the increase reflects non-branch originated Alt-A loans in the Corporate and Investment Bank transferred in 1Q08 at market value from held-for-sale to the portfolio

•	$147 million, or 1.95%, of consumer real estate nonaccrual loans secured by a second lien

•	2Q08 period-end average current LTV of the consumer real estate nonaccrual loan portfolio of 98%; 60% of nonaccrual loans were originated with an LTV of 90% or higher

•	Foreclosed properties of $631 million increased $101 million driven by a $97 million increase in consumer real estate

—	Pick-a-Pay foreclosed properties increased $69 million to $306 million, up 444 properties to 1,361

•

During the quarter 1,151 properties were sold compared with 1,595 new properties reflecting our strategy of aggressive resolution of problem assets as well as the rapid acceleration of the housing downturn

Nonperforming Loans (a)

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Balance, beginning of period	$7,788	4,995	2,715	1,945	1,632	56%	—

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	2,658	1,661	643	479	420	60	—
New nonaccrual loans and advances	1,651	1,421	1,303	298	205	16	—
Charge-offs	(470)	(252)	(184)	(46)	(43)	87	—
Transfers (to) from loans held for sale	(88)	—	—	—	—	—	—
Transfers (to) from other real estate owned	(7)	(26)	—	(5)	(2)	(73)	—
Sales	(68)	(33)	(26)	(14)	(15)	—	—
Other, principally payments	(244)	(113)	(75)	(69)	(86)	—	—

Net commercial nonaccrual loan activity	774	997	1,018	164	59	(22)	—

Commercial nonaccrual loans, end of period	3,432	2,658	1,661	643	479	29	—

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	5,130	3,334	2,072	1,466	1,212	54	—
Transfer (to) from loans held for sale	—	100	—	—	—	—	—
Nonaccrual loans sold or securitized	—	—	—	—	(3)	—	—
Other, net	2,487	1,696	1,262	606	257	47	—

Net consumer nonaccrual loan activity	2,487	1,796	1,262	606	254	38	—

Consumer nonaccrual loans, end of period	7,617	5,130	3,334	2,072	1,466	48	—

Balance, end of period	$11,049	7,788	4,995	2,715	1,945	42%	—

(a)	Nonperforming assets included in loans held for sale at June 30 and March 31, 2008 and at December 31, September 30 and June 30, 2007, were $63 million, $5 million, $62 million, $59 million and $42 million, respectively.

Page - 14

Wachovia 2Q08 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

BUSINESS SEGMENTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) goodwill impairment charge, (iii) deposit base intangible and other intangible amortization expense, (iv) amounts presented as discontinued operations and (v) the cumulative effect of changes in accounting principles. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments and the management of our businesses.

A provision for credit losses is allocated to each core business segment based on net charge-offs, and the difference between the total for each segment and the consolidated provision for credit losses is recorded in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (FTP) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument is expected to reprice or mature, allocates interest income and/or interest expense to each segment to insulate its resulting net interest income from interest rate risk.

In a falling rate environment, we experience a tightening spread between deposit costs and wholesale funding costs. However, our FTP system passes the effect of this tightening to deposit-providing business units on a lagged basis. Additionally, the effect of the FTP system is a decrease in charges to business units for funding to support predominantly floating-rate assets. The impact of lower rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent. Interest rate risk at Wachovia is actively managed at the corporate level and is unaffected by volatility in the central money book that may arise as a result of our FTP methodology.

ADOPTION OF NEW ACCOUNTING STANDARDS

On January 1, 2008, we adopted Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements,” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 157 establishes a framework for measuring fair value under U.S. GAAP, expands disclosures about fair value measurements and provides new income recognition criteria for certain derivative contracts. SFAS 157 does not establish any new fair value measurements; rather it defines “fair value” for other accounting standards that require the use of fair value for recognition or disclosure. SFAS 159 permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. The effect of adopting SFAS 157 was recorded either directly to first quarter 2008 results of operations or as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008, depending on the nature of the fair value adjustment. The transition adjustment for SFAS 159 was recorded as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008.

The adoption and application of SFAS 157 resulted in net gains in the first quarter 2008 results of operations of $517 million pre-tax related primarily to a change in the methodology used to calculate the fair value of certain investments in private equity funds held in a wholly-owned investment company. Also, on January 1, 2008, we recorded a $38 million after-tax gain ($61 million pre-tax) as a cumulative effect adjustment to beginning retained earnings related to removal of blockage discounts previously applied in determining the fair value of certain actively traded public equity investments and to profits previously deferred on certain derivative transactions. SFAS 157 prohibits the use of blockage discounts in determining the fair value of financial instruments.

Upon adoption of SFAS 159, we elected to record certain existing securities available for sale and a small percentage of our loans held-for-sale portfolio at fair value, and in connection therewith recorded a $38 million after-tax ($60 million pre-tax) charge to 2008 beginning retained earnings as a cumulative effect of the adoption of SFAS 159. During first quarter 2008, we elected fair value for certain newly originated retail mortgage loans held for sale, resulting in gains of $42 million in results of operations. Securities elected upon adoption and their related interest rate hedges resulted in a net $114 million charge to results of operations. Prospectively, we plan to elect fair value for certain newly originated loans and loans held for sale, certain purchased securities and certain debt issuances with related unrealized gains and losses reported in the results of operations.

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Wachovia 2Q08 Quarterly Earnings Report

To summarize, the total impact of adoption and application of SFAS 157 was a 1Q08 net gain of $517 million, and the total impact of adoption and application of SFAS 159 was a 1Q08 net charge of $72 million, for a total 1Q08 net gain of $445 million in results of operations. The impact of adoption, excluding ongoing 1Q08 activity, was a net gain of $481 million.

INVESTMENT IN BLUEPOINT

Wachovia controls 100% of the outstanding equity of BluePoint Re Limited (“BluePoint”), a Bermuda-based monoline bond reinsurer, and accordingly consolidates this subsidiary. The results for the third and fourth quarters of 2007 have been reclassified to reflect the results of BluePoint as a discontinued operation. Results from inception of BluePoint in 2005 through the third quarter of 2007 were not material, and accordingly, have not been included in discontinued operations.

In 2007, BluePoint recorded significant losses on certain derivative instruments (principally credit default swaps on ABS CDOs) and these losses through December 31, 2007, approximated substantially all of Wachovia's investment in BluePoint and were included in Wachovia’s 2007 consolidated financial results. Wachovia has no further obligation to inject capital in BluePoint. BluePoint continued to record these instruments at fair value in 2008. In estimating the fair value of these instruments under SFAS 157, a company must consider, among other things, its own credit rating, which in this case is BluePoint’s. As Wachovia has no obligation to fund losses in excess of BluePoint’s equity, BluePoint assessed the discount required in valuing these instruments to reflect a market participant’s view of BluePoint’s non-performance risk. BluePoint's valuation at June 30, 2008, reflected a very significant discount for its non-performance risk, such that BluePoint recorded no further loss on the derivative instruments in the quarter. Accordingly, our second quarter 2008 consolidated results reflect no additional losses in discontinued operations.

GOODWILL

We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate there may be impairment. Goodwill impairment testing is performed at the sub-segment (or “reporting unit”) level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or organically grown, are available to support the value of the goodwill. The goodwill impairment analysis is a two-step test. The first step, used to identify potential impairment, involves comparing each reporting unit’s fair value to its carrying value including goodwill. If the fair value of a reporting unit exceeds its carrying value, applicable goodwill is considered not to be impaired. If the carrying value exceeds fair value, there is an indication of impairment and the second step is performed to measure the amount of impairment.

The second step involves calculating an implied fair value of goodwill for each reporting unit for which the first step indicated impairment. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, which is the excess of the fair value of the reporting unit, as determined in the first step, over the aggregate fair values of the individual assets, liabilities and identifiable intangibles as if the reporting unit was being acquired in a business combination. If the implied fair value of goodwill exceeds the goodwill assigned to the reporting unit, there is no impairment. If the goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment charge is recorded for the excess. An impairment loss recognized cannot exceed the amount of goodwill assigned to a reporting unit, and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment losses is not permitted under applicable accounting standards.

Historically, we determined fair values of reporting units using two methods, one based on market earnings multiples of peer companies for each reporting unit, and the other based on discounted cash flow models with estimated cash flows based on internal forecasts of revenues and expenses. In the first quarter of 2008, we added a third method, one based on the previously described market earnings multiples of peer companies adjusted to include a control premium calculated based on comparable transactions for each reporting unit. At June 30, 2008, the fair values of our reporting units were based on discounted cash flow models with discount rates that appropriately reflect our current market capitalization plus a control premium.

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Wachovia 2Q08 Quarterly Earnings Report

We performed goodwill impairment testing for all eight reporting units at December 31, 2007, March 31, 2008, and June 30, 2008. There was no indication of impairment in the first step of the test at either December 31, 2007, or March 31, 2008, and accordingly, we did not perform the second step. At June 30, 2008, there was an indication of impairment in four of our eight reporting units, and accordingly, the second step was performed on these four reporting units. Based on the results of the second step, we recorded a $6.1 billion goodwill impairment charge across three of the four reporting units tested, as follows:

Goodwill Impairment

(Dollars in millions)	CIB Corporate Lending	CIB Investment Banking	General Bank Commercial	General Bank Retail and Small Business	All Other Reporting Units	6/30/08 Total
Assigned goodwill	$2,937	597	7,086	23,980	8,453	43,053
Impairment	(2,937)	(597)	(2,526)	—	—	(6,060)

Remaining goodwill	$—	—	4,560	23,980	8,453	36,993

The primary cause of impairment of our goodwill is the decline in our market capitalization, which declined 37 percent from March 31, 2008, to $33.5 billion at June 30, 2008. The decline was a function of both financial services industry-wide and company-specific factors. Although there was an initial indication of possible impairment in the General Bank retail and small business reporting unit, which holds the Pick-a-Payment portfolio, the step two measurement indicated no impairment largely due to the value that the retail banking network contributes to that reporting unit.

LEVERAGED LEASE RECALCULATION

We have two primary classes of cross-border leveraged leases: Lease-In, Lease-Out transactions (LILOs) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out transactions (SILOs). Actual or projected changes that affect the timing of cash flows in a leveraged lease trigger a recalculation of the rate of return of the lease with the change in the net investment of the lease resulting from the recalculation recorded as a gain or loss, reported as a component of net interest margin, in the period in which the change in cash flows occurs. Based on an appeals court decision in 2Q08 involving another large financial institution’s portfolio of LILOs and a subsequent district court decision involving a SILO, we reevaluated our assumptions as to the timing of income tax cash flows on our SILO transactions, and in connection therewith, recalculated the leases with revised cash flow assumptions mirroring the impact of the appeals court decision. The recalculation resulted in a pre-tax charge of $975 million. Our LILO portfolio was unaffected by the decisions because we reached a settlement with the IRS in 2004.

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Wachovia 2Q08 Quarterly Earnings Report

GENERAL BANK

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$3,671	3,445	3,401	3,464	3,372	7%	9
Fee and other income	1,000	980	929	936	935	2	7
Intersegment revenue	57	55	58	59	56	4	2

Total revenue (Tax-equivalent)	4,728	4,480	4,388	4,459	4,363	6	8
Provision for credit losses	919	569	320	207	154	62	—
Noninterest expense	2,050	2,038	2,037	1,897	1,922	1	7
Income taxes (Tax-equivalent)	642	684	741	861	834	(6)	(23)

Segment earnings	$1,117	1,189	1,290	1,494	1,453	(6)%	(23)

Performance and other data
Economic profit	$919	992	1,043	1,189	1,124	(7)%	(18)
Risk adjusted return on capital (RAROC)	33.02%	42.43	47.99	54.28	52.66	—	—
Economic capital, average	$16,786	12,693	11,183	10,898	10,821	32	55
Cash overhead efficiency ratio (Tax-equivalent)	43.35%	45.50	46.42	42.56	44.05	—	—
Lending commitments	$133,201	132,805	133,733	132,779	129,851	—	3
Average loans, net	319,574	311,556	303,396	294,709	291,607	3	10
Average core deposits	$290,381	297,171	296,194	290,133	290,455	(2)	—
FTE employees	54,415	54,831	55,559	56,519	57,574	(1)%	(5)

General Bank Key Metrics

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer overall satisfaction score (a)	6.65	6.62	6.62	6.63	6.65	—%	—
New/Lost ratio	1.23	1.27	1.33	1.34	1.29	(3)	(5)
Online active customers (In thousands) (b)	5,086	4,849	4,677	4,491	4,322	5	18
Financial centers	3,308	3,323	3,355	3,381	3,361	—%	(2)

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

SEGMENT EARNINGS OF $1.1 BILLION, DOWN 6% AND 23% FROM 2Q07

•	Revenue of $4.7 billion increased 6% and 8% from 2Q07

—

Net interest income rose $226 million, or 7%, on improving loan spreads as well as the benefit of 2% low-cost core deposit growth and 3% loan growth somewhat offset by the effect of higher nonperforming loans

—

Fee and other income grew 2% on higher interchange fees and consumer and commercial service charges, partially offset by lower mortgage securitization income on lower spreads; fees rose 7% from 2Q07 results

•	Provision expense increased $350 million to $919 million driven by higher consumer real estate losses

•

Expenses increased 1%, reflecting higher revenue-based incentives and salaries, and lower FAS 91 deferrals due to lower mortgage portfolio volumes, partially offset by $30 million lower retirement-eligible stock compensation expense and marketing expense

—	Reflects strategic investment spend of $40 million including $20 million of de novo and branch consolidation costs and $20 million relating to the Western expansion

•	Average loans grew 3%, and 10% from 2Q07; period-end loans up 2%

—	Consumer loans increased $5.6 billion, or 2%, driven by growth in consumer real estate driven by slower prepayment in consumer real estate as well as growth in auto; period-end loans up 2%

—	Commercial loans up $2.5 billion, or 4%, driven by growth in middle market and business banking; period-end loans up 2%

•

Average core deposits declined 2% as low-cost core deposit growth of 2% driven by DDA, money market and savings was more than offset by an 8% decrease in CDs reflecting the deliberate repositioning of the portfolio; period-end deposits down 3%

—	Retail net new checking account sales of 263,000 compared with 174,000 in 1Q08

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Wachovia 2Q08 Quarterly Earnings Report

•	799,000 Way2Save accounts opened to date including 305,000 accounts linked to new checking accounts

•	Opened 23 de novo branches during the quarter; including 8 branches in California; consolidated 38 branches

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$2,658	2,502	2,469	2,561	2,507	6%	6
Fee and other income	867	849	813	822	825	2	5
Intersegment revenue	11	12	15	15	14	(8)	(21)

Total revenue (Tax-equivalent)	3,536	3,363	3,297	3,398	3,346	5	6
Provision for credit losses	739	395	142	86	58	87	—
Noninterest expense	1,656	1,638	1,648	1,550	1,569	1	6
Income taxes (Tax-equivalent)	417	486	549	645	626	(14)	(33)

Segment earnings	$724	844	958	1,117	1,093	(14)%	(34)

Performance and other data
Economic profit	$695	779	803	933	894	(11)%	(22)
Risk adjusted return on capital (RAROC)	35.21%	51.79	57.46	66.23	64.44	—	—
Economic capital, average	$11,541	7,678	6,850	6,702	6,711	50	72
Cash overhead efficiency ratio (Tax-equivalent)	46.83%	48.72	49.95	45.65	46.86	—	—
Average loans, net	$231,302	226,681	221,269	214,537	213,429	2	8
Average core deposits	$244,985	249,327	249,734	247,305	247,310	(2)%	(1)

GENERAL BANK-RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

(In millions)	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Loan production
Mortgage	$11,768	12,787	12,419	13,983	15,943	(8)%	(26)
Home equity	3,954	4,257	6,122	7,315	9,044	(7)	(56)
Student	813	1,479	733	1,346	645	(45)	26
Installment	81	86	127	158	201	(6)	(60)
Other retail and small business	1,031	1,033	1,168	1,356	1,528	—	(33)

Total loan production	$17,647	19,642	20,569	24,158	27,361	(10)%	(36)

WACHOVIA.COM

Wachovia.com

(In thousands)	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Online product and service enrollments
Retail	14,481	13,844	13,272	12,664	11,997	5%	21
Wholesale	899	857	821	781	748	5	20

Total online product and service enrollments	15,380	14,701	14,093	13,445	12,745	5	21
Enrollments per quarter	866	835	823	878	767	4	13

Dollar value of transactions (In billions)	$84.3	79.6	67.3	62.4	57.5	6%	47

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Wachovia 2Q08 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial and Government Banking.

Commercial

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,013	943	932	903	865	7%	17
Fee and other income	133	131	116	114	110	2	21
Intersegment revenue	46	43	43	44	42	7	10

Total revenue (Tax-equivalent)	1,192	1,117	1,091	1,061	1,017	7	17
Provision for credit losses	180	174	178	121	96	3	88
Noninterest expense	394	400	389	347	353	(2)	12
Income taxes (Tax-equivalent)	225	198	192	216	208	14	8

Segment earnings	$393	345	332	377	360	14%	9

Performance and other data
Economic profit	$224	213	240	256	230	5%	(3)
Risk adjusted return on capital (RAROC)	28.20%	28.09	33.01	35.20	33.43	—	—
Economic capital, average	$5,245	5,015	4,333	4,196	4,110	5	28
Cash overhead efficiency ratio (Tax-equivalent)	33.04%	35.78	35.73	32.64	34.79	—	—
Average loans, net	$88,272	84,875	82,127	80,172	78,178	4	13
Average core deposits	$45,396	47,844	46,460	42,828	43,145	(5)%	5

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Wachovia 2Q08 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$202	182	183	186	182	11%	11
Fee and other income	207	211	215	185	202	(2)	2
Intersegment revenue	3	5	3	4	3	(40)	—

Total revenue (Tax-equivalent)	412	398	401	375	387	4	6
Provision for credit losses	8	5	7	6	2	60	—
Noninterest expense	253	246	250	240	244	3	4
Income taxes (Tax-equivalent)	53	55	52	48	51	(4)	4

Segment earnings	$98	92	92	81	90	7%	9

Performance and other data
Economic profit	$76	70	73	62	70	9%	9
Risk adjusted return on capital (RAROC)	52.61%	51.44	58.46	50.96	56.73	—	—
Economic capital, average	$731	699	616	616	612	5	19
Cash overhead efficiency ratio (Tax-equivalent)	61.05%	61.98	62.23	64.36	62.80	—	—
Lending commitments	$6,915	7,007	7,011	7,007	6,892	(1)	—
Average loans, net	23,151	22,365	21,727	21,494	21,056	4	10
Average core deposits	$17,559	17,906	17,132	17,167	17,466	(2)	1
FTE employees	4,665	4,650	4,712	4,547	4,580	—%	2

Wealth Management Key Metrics

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets under management (a)	$77,266	79,834	83,933	82,801	79,329	(3)%	(3)
Wealth Management producers	976	970	985	969	981	1%	(1)

(a)	Includes $37 billion in assets managed by and reported in Capital Management.

SEGMENT EARNINGS OF $98 MILLION, UP 7% AND 9% FROM 2Q07

•	Revenue of $412 million increased 4%, up 6% from 2Q07 despite environmental headwinds

—	Net interest income grew 11% reflecting improved deposit spreads and continued loan growth

—	Fee and other income down 2% as lower fiduciary and asset management fees were partially offset by seasonally higher insurance commissions

•	Fiduciary and asset management fees down 8% driven by the effect of a 1Q08 $12 million receivables adjustment: up 1% excluding this effect and up 16% from 2Q07 on improved pricing and other growth

•	Expenses up 3% on salaries and incentives expense including the effect of Western expansion partially offset by $8 million lower retirement-eligible employee stock compensation expense

•	Average loans grew 4% and 10% from 2Q07, led by commercial growth

•	Assets under management decreased 3% from 1Q08 and 2Q07 largely reflecting lower market valuations

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Wachovia 2Q08 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,124	1,028	988	839	773	9%	45
Fee and other income	657	(158)	(552)	175	1,522	—	(57)
Intersegment revenue	(52)	(50)	(50)	(52)	(50)	4	4

Total revenue (Tax-equivalent)	1,729	820	386	962	2,245	—	(23)
Provision for credit losses	438	197	112	1	(2)	—	—
Noninterest expense	960	747	953	626	1,020	29	(6)
Income taxes (benefits) (Tax-equivalent)	122	(46)	(248)	123	448	—	(73)

Segment earnings (loss)	$209	(78)	(431)	212	779	—%	(73)

Performance and other data
Economic profit (loss)	$4	(412)	(744)	(114)	490	—%	(99)
Risk adjusted return on capital (RAROC)	11.12%	(1.53)	(15.22)	6.39	33.22	—	—
Economic capital, average	$13,816	13,233	11,263	9,791	8,850	4	56
Cash overhead efficiency ratio (Tax-equivalent)	55.60%	91.00	247.26	65.15	45.43	—	—
Lending commitments	$113,559	114,114	118,734	119,791	115,430	—	(2)
Average loans, net	106,642	101,046	91,665	82,969	76,744	6	39
Average core deposits	$31,682	33,623	36,214	37,188	36,713	(6)	(14)
FTE employees	6,394	6,342	6,600	6,730	6,872	1%	(7)

SEGMENT EARNINGS OF $209 MILLION, UP $287 MILLION; DOWN $570 MILLION FROM 2Q07

•	Revenue of $1.7 billion increased $909 million and decreased $516 million from 2Q07

—

Results reflect market valuation losses of $565 million versus $1.6 billion in 1Q08 with the decline largely reflecting leveraged finance gains somewhat offset by losses on ineffective economic hedges that were largely unwound during the quarter and lower exposure levels in structured products

—	Net interest income increased $96 million, or 9%, largely on higher trading related income in equities and global rate products as well as improved spreads on earning assets and deposits

•	Average loans up $5.6 billion, reflecting a $4.7 billion, or 5%, increase in commercial and a $897 million increase in consumer

•

Commercial loan growth was driven by growth in commercial, commercial real estate and foreign and included the $1.1 billion effect of 1Q08 transfers from held for sale and the $1.0 billion effect of loans to finance the sale of trading and other assets

•	Consumer loan growth was driven by the $719 million average effect of 1Q08 real-estate secured transfers from held for sale

—

Fee and other income rose $815 million driven by $1.0 billion lower market-disruption related losses and higher underwriting fees from strong 1Q08 levels, partially offset by a $309 million decrease in principal investing; down $865 million from 2Q07

(Please see page 23 for additional detail on market disruption-related losses)

•	Principal investing gains of $136 million decreased $309 million from 1Q08 levels that included a $466 million benefit from FAS 157 adoption

•

Securities losses of $219 million increased $153 million from losses of $66 million in 1Q08 reflecting higher market disruption-related losses in structured products, largely in ABS CDO and subprime related exposure

•

Trading account losses of $426 million increased $181 million from losses of $245 million in 1Q08 as strength in global rate products was more than offset by $741 million in market disruption-related losses largely in structured products including ineffectiveness of economic hedges that were largely unwound during the quarter

•

Advisory and underwriting revenue of $385 million increased $77 million driven by originations in equities, including fees from Wachovia’s securities issuances, as well as growth in leveraged finance and structured products

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Wachovia 2Q08 Quarterly Earnings Report

•	Other income increased $1.4 billion to $505 million on lower market disruption-related losses driven by recoveries on certain leveraged finance exposures

•	Provision expense increased $241 million driven by higher losses in residential-related commercial real estate and corporate lending

•	Expenses increased $213 million, or 29%, driven by higher revenue-based incentives and severance expense despite $15 million lower retirement-eligible stock compensation expense; down 6% from 2Q07

•

Net market disruption-related valuation losses were $565 million and included gains on leveraged finance positions, more than offset by losses from ineffectiveness of economic hedges that were largely unwound, continued losses on structured product warehouses driven by ABS CDO and subprime related exposure and commercial mortgage exposure

Market Disruption-Related Losses, Net

	2008
	Second Quarter				First Quarter
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Trading profits (losses)	Securities gains (losses)	Other Income	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(106)	(132)	0	(238)	(281)	(67)	9	(339)
Commercial mortgage (CMBS)	(116)	(2)	(91)	(209)	(283)	0	(238)	(521)
Consumer mortgage	(42)	0	(26)	(68)	(187)	0	(64)	(251)
Leveraged finance	(336)	0	438	102	483	0	(792)	(309)
Other	(141)	(11)	0	(152)	(131)	(4)	(9)	(144)

Total	$(741)	(145)	321	(565)	(399)	(71)	(1,094)	(1,564)

Market Disruption-Related Losses, Net

	2007
	Fourth Quarter				Third Quarter
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Other Income	Total	Trading profits (losses)	Securities gains (losses)	Other Income	Total
Corporate and Investment Bank
ABS CDO and other subprime-related	$(517)	(263)	(38)	(818)	(230)	0	0	(230)
Commercial mortgage (CMBS)	(238)	0	(362)	(600)	(129)	0	(359)	(488)
Consumer mortgage	(64)	0	(59)	(123)	(41)	0	(41)	(82)
Leveraged finance	183	(3)	(87)	93	62	0	(334)	(272)
Other	59	0	0	59	(109)	0	0	(109)

Total	$(577)	(266)	(546)	(1,389)	(447)	0	(734)	(1,181)

Page - 23

Wachovia 2Q08 Quarterly Earnings Report

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, Leasing and Real Estate Financial Services.

Corporate Lending

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$410	431	417	412	405	(5)%	1
Fee and other income	69	154	148	135	140	(55)	(51)
Intersegment revenue	10	13	18	16	19	(23)	(47)

Total revenue (Tax-equivalent)	489	598	583	563	564	(18)	(13)
Provision for credit losses	350	132	103	2	(1)	—	—
Noninterest expense	128	141	137	139	148	(9)	(14)
Income taxes (Tax-equivalent)	4	119	126	153	152	(97)	(97)

Segment earnings	$7	206	217	269	265	(97)%	(97)

Performance and other data
Economic profit	$(20)	45	65	81	97	—%	—
Risk adjusted return on capital (RAROC)	9.82%	13.74	15.34	17.12	19.20	—	—
Economic capital, average	$6,739	6,627	5,922	5,266	4,778	2	41
Cash overhead efficiency ratio (Tax-equivalent)	26.21%	23.61	23.50	24.62	26.22	—	—
Average loans, net	$65,451	64,035	62,338	58,533	56,083	2	17
Average core deposits	$4,429	4,534	4,597	5,087	5,054	(2)%	(12)

Corporate Lending

Loans Outstanding

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Large corporate loans	$17,370	16,880	15,826	14,229	13,269	3%	31
Real estate financial services	37,588	37,045	36,200	34,361	33,362	1	13
Capital finance	10,493	10,110	10,312	9,943	9,452	4	11

Total loans outstanding	$65,451	64,035	62,338	58,533	56,083	2%	17

Page - 24

Wachovia 2Q08 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$592	485	461	323	268	22%	—
Fee and other income	362	(530)	(918)	(180)	1,169	—	(69)
Intersegment revenue	(10)	(16)	(21)	(22)	(20)	(38)	(50)

Total revenue (Tax-equivalent)	944	(61)	(478)	121	1,417	—	(33)
Provision for credit losses	88	67	9	—	(1)	31	—
Noninterest expense	663	431	642	317	700	54	(5)
Income taxes (benefits) (Tax-equivalent)	72	(205)	(412)	(70)	263	—	(73)

Segment earnings (loss)	$121	(354)	(717)	(126)	455	—%	(73)

Performance and other data
Economic profit	$(44)	(513)	(865)	(253)	346	(91)%	—
Risk adjusted return on capital (RAROC)	8.34%	(22.21)	(57.88)	(12.96)	48.01	—	—
Economic capital, average	$6,695	6,223	4,986	4,183	3,737	8	79
Cash overhead efficiency ratio (Tax-equivalent)	70.37%	(708.47)	(134.16)	265.36	49.41	—	—
Average loans, net	$27,579	23,550	17,018	13,623	11,121	17	—
Average core deposits	$9,121	9,456	10,759	10,848	10,538	(4)%	(13)

Investment Banking

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Fixed income global rate products	$264	132	89	135	150	—%	76
Fixed income credit products (Excluding loan portfolio)	289	248	169	202	215	17	34
Fixed income structured products/other	634	520	440	471	588	22	8
Market disruption losses	(565)	(1,564)	(1,389)	(1,181)	—	64	—

Total fixed income	622	(664)	(691)	(373)	953	—	(35)
Principal investing	115	414	23	361	300	(72)	(62)
Total equities/M&A/other	207	189	190	133	164	10	26

Total revenue	944	(61)	(478)	121	1,417	—	(33)

Trading-related revenue
Net interest income (Tax-equivalent)	122	78	51	34	43	56	—
Trading account profits (losses)	(365)	(245)	(562)	(381)	191	49	—
Other fee income	185	188	181	140	160	(2)	16

Total net trading-related revenue (Tax-equivalent)	(58)	21	(330)	(207)	394	—	—

Principal investing balances
Direct investments	1,612	1,636	1,554	1,534	1,197	(1)	35
Fund investments	1,081	1,052	789	776	779	3	39

Total principal investing balances	$2,693	2,688	2,343	2,310	1,976	—%	36

Investment Banking

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Investment banking (a)	$464	399	402	423	482	16%	(4)
Capital markets (b)	365	(874)	(903)	(663)	635	—	(43)
Principal investing	115	414	23	361	300	(72)	(62)

Total revenue	$944	(61)	(478)	121	1,417	—%	(33)

(a)	Activities relating to corporate customers.
(b)	Activities relating to institutional clients.

Page - 25

Wachovia 2Q08 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$122	112	110	104	100	9%	22
Fee and other income	226	218	218	220	213	4	6
Intersegment revenue	(52)	(47)	(47)	(46)	(49)	11	6

Total revenue (Tax-equivalent)	296	283	281	278	264	5	12
Provision for credit losses	—	(2)	—	(1)	—	—	—
Noninterest expense	169	175	174	170	172	(3)	(2)
Income taxes (Tax-equivalent)	46	40	38	40	33	15	39

Segment earnings	$81	70	69	69	59	16%	37

Performance and other data
Economic profit	$68	56	56	58	47	21%	45
Risk adjusted return on capital (RAROC)	82.71%	70.21	74.12	77.84	68.15	—	—
Economic capital, average	$382	383	355	342	335	—	14
Cash overhead efficiency ratio (Tax-equivalent)	57.09%	61.70	61.78	60.98	65.13	—	—
Average loans, net	$13,612	13,461	12,309	10,813	9,540	1	43
Average core deposits	$18,132	19,633	20,858	21,253	21,121	(8)%	(14)

•	Total treasury services product revenues for the company were $773 million in 2Q08 vs. $723 million in 1Q08 and $700 million in 2Q07

Page - 26

Wachovia 2Q08 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$308	281	320	268	260	10%	18
Fee and other income	1,995	2,191	2,210	1,444	1,536	(9)	30
Intersegment revenue	(8)	(10)	(11)	(8)	(11)	(20)	(27)

Total revenue (Tax-equivalent)	2,295	2,462	2,519	1,704	1,785	(7)	29
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,827	1,855	1,936	1,241	1,294	(2)	41
Income taxes (Tax-equivalent)	171	221	214	169	179	(23)	(4)

Segment earnings	$297	386	369	294	312	(23)%	(5)

Performance and other data
Economic profit	$239	327	310	258	275	(27)%	(13)
Risk adjusted return on capital (RAROC)	56.70%	72.26	69.14	88.96	92.77	—	—
Economic capital, average	$2,105	2,144	2,119	1,310	1,348	(2)	56
Cash overhead efficiency ratio (Tax-equivalent)	79.61%	75.34	76.90	72.82	72.47	—	—
Lending commitments	$1,544	1,348	1,281	1,164	1,169	15	32
Average loans, net	2,881	2,562	2,295	2,142	1,663	12	73
Average core deposits	$48,647	43,084	38,019	31,489	31,221	13	56
FTE employees	29,680	29,841	29,891	17,908	17,905	(1)%	66

Capital Management Key Metrics

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in billions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Equity assets	$72.7	74.1	83.7	84.7	85.3	(2)%	(15)
Fixed income assets	108.6	117.8	122.9	137.6	135.1	(8)	(20)
Money market assets	64.6	66.8	68.1	63.1	61.1	(3)	6

Total assets under management (a)	245.9	258.7	274.7	285.4	281.5	(5)	(13)

Gross fluctuating mutual fund sales	$1.7	2.6	2.5	2.0	2.7	(35)	(37)

Full-service financial advisors series 7	14,632	14,583	14,607	8,391	8,303	—	76
Financial center advisors series 6	4,308	4,059	3,296	2,996	2,531	6	70
Broker client assets	$1,107.1	1,118.5	1,170.4	807.2	795.8	(1)	39
Customer receivables including margin loans	$6.6	6.3	6.4	4.7	4.8	5	38
Traditional brokerage offices	1,512	1,527	1,539	786	774	(1)	95
Banking centers with brokerage services	2,664	2,569	2,203	2,038	1,834	4%	45

(a)	Includes $37 billion in assets managed for Wealth Management, which are also reported in that segment.

SEGMENT EARNINGS OF $297 MILLION, DOWN 23% AND 5% FROM 2Q07

•	Revenue of $2.3 billion down 7% driven by market disruption-related valuation losses and lower asset-based fees; up 29% from 2Q07

—	Net interest income increased 10% on retail brokerage deposit growth of $5.7 billion driven by A.G. Edwards, as well as improving spreads

—

Fee and other income decreased $196 million, or 9%, as stable retail brokerage commissions were overshadowed by market disruption-related valuation losses of $118 million, including $89 million of securities impairments relating to the liquidation of an Evergreen fund, and the effect of lower market valuations, primarily in retail brokerage managed accounts; up $459 million, or 30%, from 2Q07

•

Expenses decreased $28 million, or 2%, driven by a $30 million reduction in retirement-eligible employee stock compensation expense, lower commissions and benefits expense partially offset by higher sundry and other expenses; up 41% from 2Q07 largely reflecting merger activity and legal costs

•	Assets under management decreased 5% primarily driven by net asset outflows including seasonal outflows from one institutional account

•	Growth in high producing financial advisors (FAs) was largely offset by lower-producing FA attrition

—	Strong growth in Series 6 financial center advisors throughout footprint, including Western region

•	A.G. Edwards merger integration and business fundamentals proceeding as expected

Page - 27

Wachovia 2Q08 Quarterly Earnings Report

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$296	267	313	262	254	11%	17
Fee and other income	1,832	1,898	1,933	1,202	1,227	(3)	49
Intersegment revenue	(7)	(9)	(11)	(7)	(11)	(22)	(36)

Total revenue (Tax-equivalent)	2,121	2,156	2,235	1,457	1,470	(2)	44
Provision for credit losses	—	—	—	—	—
Noninterest expense	1,621	1,634	1,723	1,038	1,076	(1)	51
Income taxes (Tax-equivalent)	184	190	187	154	143	(3)	29

Segment earnings	$316	332	325	265	251	(5)%	26

Performance and other data
Economic profit	$263	279	272	235	219	(6)%	20
Risk adjusted return on capital (RAROC)	66.86%	69.06	67.42	94.13	88.54	—	—
Economic capital, average	$1,902	1,928	1,914	1,116	1,133	(1)	68
Cash overhead efficiency ratio (Tax-equivalent)	76.49%	75.79	77.08	71.33	73.18	—	—
Average loans, net	$2,864	2,521	2,273	2,106	1,646	14	74
Average core deposits	$48,343	42,631	37,614	31,071	30,857	13%	57

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage business which is the combination of Wachovia and Prudential Financial’s retail brokerage operations. The combined entity is owned by Wachovia Securities Financial Holdings, LLC (“WSFH”), which is a consolidated subsidiary of Wachovia Corporation for GAAP purposes.

As a result of Wachovia's contribution to WSFH of the retail securities business of A.G. Edwards on January 1, 2008, Prudential Financial's percentage interest in WSFH has been diluted as of that date based on the value of the contributed business relative to the value of WSFH. Although the adjustment in Prudential Financial’s interest was effective as of the January 1, 2008, contribution date, the valuations necessary to calculate the precise reduction in that percentage interest are not yet complete. Based on currently available information, Wachovia estimates that Prudential Financial's percentage interest will be diluted from its pre-contribution interest of 38% to approximately 23% as a result of the A.G. Edwards contribution.

Prudential Financial's minority interest is included in minority interest expense reported in the Parent (see page 30) and in Wachovia Corporation's consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on page 1. For the three months ended June 30, 2008, Prudential Financial's pre-tax minority interest on a GAAP basis was $32 million. This amount may be adjusted higher or lower in a subsequent quarter if the final valuations differ from Wachovia's current estimate.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations not included in the Wachovia Securities Financial Holdings results.

Page - 28

Wachovia 2Q08 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$12	14	7	6	5	(14)%	—
Fee and other income	165	295	279	244	312	(44)	(47)
Intersegment revenue	(1)	(1)	—	(1)	—	—	—

Total revenue (Tax-equivalent)	176	308	286	249	317	(43)	(44)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	209	224	217	206	222	(7)	(6)
Income taxes (Tax-equivalent)	(13)	31	26	15	35	—	—

Segment earnings	$(20)	53	43	28	60	—%	—

Performance and other data
Economic profit	$(25)	47	37	22	55	—%	—
Risk adjusted return on capital (RAROC)	(39.89)%	99.16	82.68	56.73	112.79	—	—
Economic capital, average	$203	216	205	194	215	(6)	(6)
Cash overhead efficiency ratio (Tax-equivalent)	117.97%	72.81	76.33	82.50	70.01	—	—
Average loans, net	$17	41	22	36	17	(59)	—
Average core deposits	$304	453	405	418	364	(33)%	(16)

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations between business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 2Q08, brokerage revenue and expense eliminations were a reduction of $2 million and $3 million, respectively.

Page - 29

Wachovia 2Q08 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, the cross-border leveraged lease portfolio, businesses being wound down or divested, goodwill impairment charge, other intangible amortization and eliminations.

Parent

Performance Summary

	2008		2007			2Q08 vs 1Q08	2Q08 vs 2Q07
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$(961)	(131)	(218)	(173)	(100)	—%	—
Fee and other income	(694)	(447)	(58)	193	45	55	—
Intersegment revenue	—	—	—	(3)	2	—	—

Total revenue (Tax-equivalent)	(1,655)	(578)	(276)	17	(53)	—	—
Provision for credit losses	4,202	2,060	1,058	194	25	—	—
Noninterest expense	883	314	423	485	378	—	—
Minority interest	141	198	118	189	139	(29)	1
Income taxes (benefits) (Tax-equivalent)	(2,682)	(1,063)	(856)	(498)	(322)	—	—
Dividends on preferred shares	193	43	—	—	—	—	—

Segment earnings (loss)	$(4,392)	(2,130)	(1,019)	(353)	(273)	—%	—

Performance and other data
Economic profit (loss)	$(1,689)	(840)	(481)	(318)	(246)	—%	—
Risk adjusted return on capital (RAROC)	(447.84)%	(169.74)	(83.78)	(41.68)	(29.52)	—	—
Economic capital, average	$1,480	1,867	2,014	2,395	2,436	(21)	(39)
Cash overhead efficiency ratio (Tax-equivalent)	(47.55)%	(36.54)	(113.98)	1,988.83	(496.52)	—	—
Lending commitments	$543	538	599	529	569	1	(5)
Average loans, net	24,486	28,407	30,722	28,487	30,187	(14)	(19)
Average core deposits	$2,401	2,729	2,484	3,032	2,641	(12)	(9)
FTE employees	24,798	24,714	25,128	24,020	23,562	—%	5

Page - 30

Wachovia 2Q08 Quarterly Earnings Report

MERGER-RELATED AND RESTRUCTURING EXPENSES

A.G. Edwards Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses (a)	$1,204	196	1,400

Actual expenses
Second quarter 2008	$205	20	225
First quarter 2008	206	35	241
Total 2007	124	43	167

Total actual expenses	$535	98	633

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to A.G. Edwards’ business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant A.G. Edwards acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Golden West Transaction One-time Costs (In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments(b)	Total
Total estimated costs and expenses (a)	$288	192	480

Actual expenses
Second quarter 2008	$44	(8)	36
First quarter 2008	35	—	35
Total 2007	118	173	291
Total 2006	40	41	81

Total actual expenses	$237	206	443

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s business.

Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities.

These adjustments are reflected in goodwill and are not charges against income.

Merger-Related and Restructuring Expenses (Income Statement Impact)

	2008		2007
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total Golden West merger-related and restructuring expenses	$44	35	64	32	20
Total A.G. Edwards merger-related and restructuring expenses	205	206	121	3	—
Other merger-related and restructuring expenses	2	—	2	1	12

Net merger-related and restructuring expenses	251	241	187	36	32
Minority interest share in merger-related and restructuring expenses	(43)	(43)	(11)	—	—
Income taxes (benefits)	(80)	(75)	(67)	(15)	(12)

After-tax net merger-related and restructuring expenses	$128	123	109	21	20

Goodwill and Other Intangibles Recorded in the A.G. Edwards Transaction (In millions)	2008		2007
	Second Quarter	First Quarter	Fourth Quarter
Purchase price less former A.G. Edwards ending tangible stockholders’ equity at October 1, 2007	$4,598	4,598	4,600

Fair value purchase accounting adjustments (a)
Investments	1	(1)	(1)
Restricted stock awards	(14)	(14)	—
CRE	(31)	(31)	—
Other assets	10	10	8
Deposits, short-term borrowings, long-term debt and other liabilities	(22)	(23)	(27)
Income taxes	40	41	11

Total fair value purchase accounting adjustments	(16)	(18)	(9)

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	59	48	22
Other liabilities	13	8	2
Contract cancellations	4	3	—
Occupancy and equipment	3	—	—
Other	19	19	19

Total pre-tax exit costs	98	78	43
Income taxes	(31)	(24)	(10)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	67	54	33

Total purchase intangibles	4,649	4,634	4,624
Customer and other intangibles (Net of income taxes)	513	513	513

Goodwill, end of period	$4,136	4,121	4,111

(a)	These amounts represent fair value adjustments to adjust assets and liabilities of the former A.G. Edwards to their fair values as of October 1, 2007.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former A.G. Edwards.

Page - 31

Wachovia 2Q08 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 1 and 3 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings — “Earnings excluding goodwill impairment, merger-related and restructuring expenses, and discontinued operations” and — “Earnings excluding goodwill impairment, merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 33-36. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page - 32

Wachovia 2Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008		2007
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income (loss) from continuing operations
Net income (loss) (GAAP)	A	$(8,662)	(664)	51	1,618	2,341
Discontinued operations, net of income taxes (GAAP)		—	—	142	88	—

Income (loss) from continuing operations (GAAP)		(8,662)	(664)	193	1,706	2,341
Merger-related and restructuring expenses (GAAP)		128	123	108	22	20
Goodwill impairment (GAAP)		6,056	—	—	—	—

Income (loss) excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B	(2,478)	(541)	301	1,728	2,361
Other intangible amortization (GAAP)		66	64	65	59	66

Income (loss) excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	C	$(2,412)	(477)	366	1,787	2,427

Income (loss) available to Common Stockholders
Net income (loss) available to common shareholders (GAAP)	D	$(8,855)	(707)	51	1,618	2,341
Discontinued operations, net of income taxes (GAAP)		—	—	142	88	—

Income (loss) from continuing operations available to common stockholders		(8,855)	(707)	193	1,706	2,341
Merger-related and restructuring expenses (GAAP)		128	123	108	22	20
Goodwill impairment (GAAP)		6,056	—	—	—	—

Income (loss) excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E	(2,671)	(584)	301	1,728	2,361
Other intangible amortization (GAAP)		66	64	65	59	66

Income (loss) available to common stockholders excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F	$(2,605)	(520)	366	1,787	2,427

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	G	$72,579	74,697	73,599	69,857	69,317
Merger-related and restructuring expenses and other (GAAP)		191	110	242	124	14
Goodwill impairment (GAAP)		998	—	—	—	—
Discontinued operations (GAAP)		—	—	(142)	(88)	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	H	73,768	74,807	73,699	69,893	69,331
Average intangible assets (GAAP)	I	(44,998)	(45,211)	(44,941)	(40,198)	(40,328)

Average tangible common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	J	$28,770	29,596	28,758	29,695	29,003

Return on average common stockholders’ equity GAAP	D/G	(49.07)%	(3.81)	0.28	9.19	13.54
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E/H	(14.56)	(3.14)	1.62	9.81	13.66
Return on average tangible common stockholders’ equity
GAAP	D/G+I	(129.14)	(9.64)	0.71	21.64	32.38
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F/J	(36.42)%	(7.07)	5.05	23.88	33.57

Table continued on next page.

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Wachovia 2Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008		2007
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Return on average assets
Average assets (GAAP)	K	$796,437	783,593	763,487	729,004	704,773
Average intangible assets (GAAP)		(44,998)	(45,211)	(44,941)	(40,198)	(40,328)

Average tangible assets (GAAP)	L	$751,439	738,382	718,546	688,806	664,445

Average assets (GAAP)		$796,437	783,593	763,487	729,004	704,773
Merger-related and restructuring expenses (GAAP)		191	110	242	124	14
Goodwill impairment (GAAP)		998	—	—	—	—
Discontinued operations (GAAP)		—	—	(142)	(88)	—

Average assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	M	797,626	783,703	763,587	729,040	704,787
Average intangible assets (GAAP)		(44,998)	(45,211)	(44,941)	(40,198)	(40,328)

Average tangible assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	N	$752,628	738,492	718,646	688,842	664,459

Return on average assets
GAAP	A/K	(4.37)%	(0.34)	0.03	0.88	1.33
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B/M	(1.25)	(0.28)	0.16	0.94	1.34
Return on average tangible assets
GAAP	A/L	(4.64)	(0.36)	0.03	0.93	1.41
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amoritization and discontinued operations	C/N	(1.29)%	(0.26)	0.20	1.03	1.47

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 33 through 36 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Table continued on next page.

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Wachovia 2Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008		2007
(In millions)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	O	$12,284	5,441	5,786	4,525	4,890
Merger-related and restructuring expenses (GAAP)		(251)	(241)	(187)	(36)	(32)
Goodwill impairment (GAAP)		(6,060)	—	—	—	—

Noninterest expense, excluding merger-related and restructuring expenses and goodwill impairment	P	5,973	5,200	5,599	4,489	4,858
Other intangible amortization (GAAP)		(97)	(103)	(111)	(92)	(103)

Noninterest expense, excluding merger-related and restructuring expenses, goodwill impairment and other intangible amoritization	Q	$5,876	5,097	5,488	4,397	4,755

Net interest income (GAAP)		$4,290	4,752	4,630	4,551	4,449
Tax-equivalent adjustment		54	53	44	33	38

Net interest income (Tax-equivalent)		4,344	4,805	4,674	4,584	4,487
Fee and other income (GAAP)		3,165	2,777	2,744	2,933	4,240

Total	R	$7,509	7,582	7,418	7,517	8,727

Retail Brokerage Services, excluding insurance Noninterest expense (GAAP)	S	$1,582	1,628	1,718	1,033	1,070

Net interest income (GAAP)		$223	260	305	255	248
Tax-equivalent adjustment		1	1	1	—	—

Net interest income (Tax-equivalent)		224	261	306	255	248
Fee and other income (GAAP)		1,819	1,866	1,907	1,180	1,202

Total	T	$2,043	2,127	2,213	1,435	1,450

Overhead efficiency ratios
GAAP	O/R	163.58%	71.76	78.00	60.20	56.02
Excluding merger-related and restructuring expenses and goodwill impairment	P/R	79.55	68.58	75.48	59.73	55.65
Excluding merger-related and restructuring expenses, goodwill impairment and brokerage	P-S/R-T	80.33	65.48	74.54	56.82	52.04
Excluding merger-related and restructuring expenses, goodwill impairment and other intangible amoritization	Q/R	78.26	67.22	73.97	58.51	54.47
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amoritization and brokerage	Q-S/R-T	78.55%	63.59	72.43	55.32	50.61

Table continued on next page.

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Wachovia 2Q08 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2008		2007
(In millions, except per share data)	*	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating leverage
Operating leverage (GAAP)		$(6,916)	509	(1,359)	(847)	189
Merger-related and restructuring expenses (GAAP)		9	54	151	4	21
Goodwill impairment (GAAP)		6,060	—	—	—	—

Operating leverage, excluding merger-related and restructuring expenses, and goodwill impairment		(847)	563	(1,208)	(843)	210
Other intangible amortization (GAAP)		(6)	(9)	21	(12)	(13)

Operating leverage, excluding merger-related and restructuring expenses, goodwill impairment and other intangible amoritization		$(853)	554	(1,187)	(855)	197

Dividend payout ratios on common shares
Dividends paid per common share	U	$0.38	0.64	0.64	0.64	0.56

Diluted earnings per common share (GAAP)**	V	$(4.20)	(0.36)	0.03	0.85	1.22
Merger-related and restructuring expenses (GAAP)		0.06	0.06	0.05	—	0.01
Goodwill impairmsent (GAAP)		2.87	—	—	—	—
Other intangible amortization (GAAP)		0.04	0.04	0.03	0.04	0.04
Discontinued operations (GAAP)		—	—	0.07	0.05	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, goodwill impairment, other intangible amoritization and discontinued operations**	W	$(1.23)	(0.26)	0.18	0.94	1.27

Dividend payout ratios
GAAP	U/V	(8.93)%	(177.78)	2,133.33	75.29	45.90
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amoritization and discontinued operations	U/W	(30.49)%	(246.15)	355.56	68.09	44.09

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 33 through 36 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

**	Calculated using average basic common shares in 2008.

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Wachovia 2Q08 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia and A.G. Edwards, Inc. completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These forward-looking statements are based on the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) unanticipated regulatory or judicial proceedings or rulings; (11) the impact of changes in accounting principles; (12) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; and (13) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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